SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 12, 2008
ENPRO INDUSTRIES, INC.
(Exact name of Registrant, as specified in its charter)

North Carolina	001-31225	01-0573945

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
5605 Carnegie Boulevard, Suite 500
      Charlotte, North Carolina 28209
(Address of principal executive offices, including zip code)
(704) 731-1500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition
          On February 14, 2008, we issued a press release announcing our earnings for the year ended December 31, 2007. A copy of such press release is included as Exhibit 99.1 hereto.
          The information set forth in this Item 2.02 of this Current Report and in Exhibit 99.1 is intended to be “furnished” under Item 2.02 of Form 8-K. Such information shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
          On February 12, 2008, the Compensation and Human Resources Committee of the Board of Directors of EnPro Industries, Inc. (the “Company”) approved grants of restricted shares of our common stock to nine of its executive officers, including the following named executive officers: Mr. Dries, 11,220 shares; Mr. Magee, 10,209 shares; and Mr. Childress, 7,926 shares. The restrictions with respect to one-third of the restricted shares lapse on February 12, 2009, the restrictions with respect to another one-third lapse on February 12, 2010, and the restrictions on the remaining one-third lapse on February 12, 2011, provided the named executive officer remains employed with the Company through such dates. The restrictions on the shares may lapse earlier upon the occurrence of certain events specified in the Restricted Shares Award Agreement, the form of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibit 10.1 – Form of EnPro Industries, Inc. Restricted Shares Award Agreement

Exhibit 99.1 – Press Release of EnPro Industries, Inc. dated February 14, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
     Date: February 14, 2008

ENPRO INDUSTRIES, INC.

By:	/s/ Richard L. Magee

Richard L. Magee
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Form of EnPro Industries, Inc. Restricted Shares Award Agreement

99.1	Press Release dated February 14, 2008

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